0 2Q 26 E A R N IN G S PR ES EN TA TI O N 2Q 2026 EARNINGS PRESENTATION August 5, 2026

1 DISCLAIMER 2Q 26 E A R N IN G S PR ES EN TA TI O N FORWARD LOOKING STATEMENTS This presentation contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, technology or product developments, financing and investment plans, dividend policy, competitive position, industry and regulatory environment, including potential regulatory reform related to energy credits, uncertainty relating to the implementation of tariffs and changes in trade policy, including the reduction or elimination of certain government incentives, ability to provide 100% domestic content trackers, expectations regarding the macroeconomic environment and geopolitical developments, including the effects of tariffs and changes in trade policy, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” “positioned,” “designed to” or similar expressions and the negatives of those terms. Our actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks, uncertainties and other factors, including without limitation: changes in growth or the rate of growth in demand for solar energy projects; factors outside of our control affecting the variability and demand for solar energy, including but not limited to, the retail price of electricity, availability of in-demand components like high-voltage breakers, various policies related to the permitting and interconnection costs of solar plants, and the availability of incentives for solar energy and solar energy production systems, which makes it difficult to predict our future prospects; competitive pressures within our industry; competition from conventional and renewable energy sources; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment; a drop in the price of electricity derived from the utility grid or from alternative energy sources; fluctuations in our results of operations across fiscal periods, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations; any increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets, which could make it difficult for customers to finance the cost of a solar energy system and reduce the demand for our products; existing electric utility industry policies and regulations, and any subsequent changes or new related policies and regulations, including as a result of the One Big Beautiful Bill Act, which may present technical, regulatory and economic barriers to the purchase and use of solar energy systems and may significantly reduce demand for our products or harm our ability to compete; the interruption of the flow of materials from international vendors, which could disrupt our supply chain, including as a result of the imposition of new and/or additional duties, tariffs and other charges or restrictions on imports and exports; changes in the global trade environment, including the continuation or imposition of import tariffs or other import restrictions; geopolitical, macroeconomic and other market conditions unrelated to our operating performance including but not limited to a pandemic, the Russia-Ukraine war, attacks on shipping in the Red Sea and Strait of Hormuz, conflict in the Middle East (including, but not limited to, the war in Iran), changing trade policies, inflation and interest rates; our ability to convert our orders in backlog into revenue; the reduction, elimination or expiration, or our failure to optimize the benefits of government incentives for, or regulations mandating the use of, renewable energy and solar energy, particularly in relation to our competitors, which could reduce demand for solar energy systems; failure to, or incurrence of significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary rights; delays in construction projects and any failure to manage our inventory; significant changes in the cost of raw materials; disruptions to transportation and logistics, including increases in shipping costs; defects or performance problems in our products, which could result in loss of customers, reputational damage and decreased revenue; delays, disruptions or quality control problems in our product development operations; the development, deployment and commercialization of new products, including DuraTrack D2STM, OmniTrack 2.0, the 60 degree variant of DuraTrack, and our ARRAY AtlasTM suite of foundation-to-tracker solutions; our ability to retain our key personnel or failure to attract additional qualified personnel; additional business, financial, regulatory and competitive risks due to our continued planned expansion into new markets; cybersecurity or other data incidents, including unauthorized disclosure of personal or sensitive data or theft of confidential information and the use of artificial intelligence by cyber threat actors; a failure to maintain an effective system of integrated internal controls over financial reporting, which may impair our ability to report our financial results accurately; our substantial indebtedness, risks related to actual or threatened public health epidemics, pandemics, outbreaks or crises; changes to laws and regulations, including changes to tax laws and regulations, that are applied adversely to us or our customers; our ability to complete the acquisition of Affordable Wire Management, LLC (“AWM”) on the anticipated terms and timetable, including the possibility that closing conditions may not be satisfied or waived; our ability to successfully integrate APA Solar, LLC (“APA”) and AWM into our existing operations, realize the anticipated benefits or synergies of the acquisitions of APA and AWM and achieve strategic and other objectives relating to the acquisitions; risks related to any unforeseen liabilities of AWM; and other factors listed and described in more detail in the section captioned “Risk Factors” in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our other documents on file with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this presentation. You should read this presentation with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. NON-GAAP FINANCIAL INFORMATION This presentation includes certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted net income per common share, Adjusted general and administrative expense and Free cash flow. We define Adjusted gross profit as gross profit plus (i) amortization of developed technology and backlog and (ii) acquisition-related expenses. We define Adjusted gross margin as Adjusted gross profit as a percentage of revenue. We define Adjusted EBITDA as net income (loss) to common stockholders plus (i) other income, net, (ii) gain on extinguishment of debts, net, (iii) foreign currency (gain) loss, net, (iv) preferred dividends and accretion, (v) interest expense, (vi) income tax expense (benefit), (vii) depreciation expense, (viii) amortization of intangibles, (ix) amortization of developed technology and backlog, (x) equity-based compensation, (xi) change in fair value of contingent consideration, (xii) goodwill impairment, (xiii) certain legal expenses, (xiv) acquisition-related expenses, (xv) inventory valuation charge, and (xvi) other costs. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue. We define Adjusted net income as net income (loss) to common stockholders plus (i) amortization of intangibles, (ii) amortization of developed technology and backlog, (iii) amortization of debt discount and issuance costs, (iv) gain on extinguishment of debt, net (v) Series A preferred stock accretion, (vi) equity- based compensation, (vii) change in fair value of contingent consideration, (viii) certain legal expenses, (ix) acquisition-related expenses, and (x) income tax expense adjustments. We define Adjusted general and administrative expense as general and administrative expense less (i) equity-based compensation, (ii) certain legal expenses, and (iii) acquisition-related expenses. We define Free cash flow as Net cash provided by (used in) operating activities less purchase of property, plant and equipment. A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included within this presentation. We calculate net income (loss) per common share as net income (loss) to common stockholders divided by the basic and diluted weighted average number of shares outstanding for the applicable period and we define Adjusted net income per common share as Adjusted net income (as detailed above) divided by the basic and diluted weighted average number of shares outstanding for the applicable period. We believe that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing the Company’s performance, as well as in planning and forecasting future periods. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Among other limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted net income per common share, Adjusted general and administrative expense and Free cash flow do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; do not reflect income tax expense or benefit; and other companies in our industry may calculate Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted net income per common share, Adjusted general and administrative expense and Free cash flow differently than we do, which limits their usefulness as comparative measures. Because of these limitations Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted net income per common share, Adjusted general and administrative expense and Free cash flow should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted net income per common share, Adjusted general and administrative expense and Free cash flow on a supplemental basis. You should review the reconciliation of gross profit to Adjusted gross profit and Adjusted gross margin, net income (loss) to Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per common share, General and administrative expense to Adjusted general and administrative expense and Net cash provided by operating activities to Free cash flow below and not rely on any single financial measure to evaluate our business. MARKET AND INDUSTRY DATA This presentation also contains information regarding our market and our industry that is derived from third-party research and publications. That information may rely upon a number of assumptions and limitations, and we have not independently verified its accuracy or completeness.

# GENERATING ENERGY WITH INTEGRITY FOR A SUSTAINABLE WORLD

## ARRAY TECHNOLOGIES

### Leading the way to a brighter, smarter future

A **global leader** advancing the future of clean energy

Headquartered in **Albuquerque, New Mexico** with leadership team and Array Innovation Center located in **Chandler, Arizona**

**~1,200** employees globally

**30+ years** of serving the solar industry

**259** total active patents, **230** additional pending

**An industry leader** in energy yield, reliability, durability, and quality

ARRAY solar trackers are engineered for **peak performance and long life**

One of **America's Most Responsible Companies**[1]

### Demonstrated track record of delivering power across the globe for 30+ years


102 GW
TRACKERS DELIVERED GLOBALLY(2)

Putting passion into action

Respecting what's right

Problem solving through technology and teamwork

(1) Newsweek America's Most Responsible Companies 2024
(2) Cumulative shipments of trackers delivered globally, excludes APA Solar, LLC ("APA")

2026 EARNINGS PRESENTATION

ARRAY
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3 2Q 26 E A R N IN G S PR ES EN TA TI O N BUSINESS UPDATE Kevin G. Hostetler Chief Executive Officer

# 2Q 2026 FINANCIAL HIGHLIGHTS

2026 EARNINGS PRESENTATION

## ▲ $342.1M
### REVENUE

**+53%** growth vs 1Q26

**+38%** volume growth vs 1Q26

## ▲ $99.6M
### GROSS PROFIT

**+58%** growth vs 1Q26

**29.1%** Gross Margin

**+90 bps** improvement vs 1Q26

## ▲ $105.3M
### ADJUSTED GROSS PROFIT(1)

**+53%** growth vs 1Q26

**30.8%** Adj. Gross Margin(1)

**30.8%** YTD Adj. Gross Margin(1)

## ▲ $63.3M
### ADJUSTED EBITDA(1)

**+119%** growth vs 1Q26

**18.5%** Adj. EBITDA Margin(1)

**+560 bps** improvement vs 1Q26

## ▲ $8.4M
### NET INCOME

**$37.0M ADJUSTED NET INCOME(1)**

**+$28.2M** Adj. Net Income(1) growth vs 1Q26

## ▲ $2.5B
### ORDERBOOK

***Third Consecutive Record Orderbook***

**+37%** growth vs 2Q25

**>$500M** new bookings in 2Q26

Trailing twelve-month book-to-bill of **1.5x**

New products account for **~50%** of orderbook(2)

(1) See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure
(2) New product introductions - OmniTrack®, SkyLink, Hail XP™, and APA as % of orderbook

ARRAY
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2Q26 EARNINGS PRESENTATION

# EXECUTING ON OUR PRIORITIES

**INNOVATE OUR FUTURE · ELEVATE OUR INTERNATIONAL BUSINESS · ADVANCE OUR CUSTOMER-FIRST CULTURE**



Formally launched DuraTrack D2S™ for international markets



Announced OmniTrack® 2.0 – industry leading terrain adaptability



Premiered DuraTrack® 60° variant optimizing extreme weather resilience and capex

**RECORD ORDERBOOK as of 2Q26**


$1.8
$1.9
$2.2
$2.4
$2.5
2Q25
3Q25
4Q25[1]
1Q26
2Q26

Unveiled ARRAY Atlas™ suite of foundation-to-tracker solutions



APA integration progressing well; Driving revenue growth & supply chain synergies



Signed definitive agreement to acquire Affordable Wire Management (AWM)[2]



(1) APA inclusions beginning 4Q25
(2) The transaction is expected to close in the third quarter of 2026, subject to receiving any required regulatory approvals and the satisfaction of other customary closing conditions.

ARRAY 5

2Q26 EARNINGS PRESENTATION

# APA SOLAR – YEAR ONE VALIDATION

## Acquired Aug'25 – scaled meaningfully in its first year under ARRAY ownership

| BOOKINGS MOMENTUM | REVENUE GROWTH | AVG PIPELINE PROJECT SIZE | PATENT PORTFOLIO |
|---|---|---|---|
| **1.5x YTD Book-to-Bill** | **17%** | **Up 155%** | **32 Active & Pending** |
| A-Frame® quote requests up ~50% QoQ in 2Q26 | YTD YoY, first year under ARRAY | vs pre-acquisition, on larger utility-scale penetration | Accelerated new product development post-acquisition |

### STRATEGIC PRIORITIES

- Credibility and bankability with ARRAY unlocking larger utility-scale opportunities across both fixed-tilt and A-Frame® product families
- Procurement synergies leveraging ARRAY's scale and supplier relationships
- Combined sales strategy for joint customer engagement and quotation

### VALUE CREATED

- ARRAY Atlas™ Suite – the first integrated foundation-to-tracker platforms, significantly reducing components and improving installation efficiency
- Engineered foundations now attach to tracker awards, expanding share of wallet per project
- A proven acquire-integrate-scale process – the template for balance-of-system expansion *and playbook for AWM*





6

# NEXT STEP IN BOS STRATEGY: AWM



AWM(1) is a leading provider of cable management and safety products for solar, BESS and datacenter customers — nearly $60M TTM revenue(2)

## STRATEGIC RATIONALE

- **Follows our balance of system strategy** – entry into wire management, with a proven highly-engineered product suite
- **Global sales and operational scale** – cross-selling plus manufacturing, sourcing, and logistics synergies
- **Disciplined financial approach** – consistently profitable; high-single-digit accretive to Adj. EPS in year one, *before* synergies
- **Integration de-risked** – same team and process behind APA's year-one results

***Management continues to execute on our inorganic strategy – focusing on market leaders with an emphasis on technical interoperability***

## DEAL STRUCTURE

| | |
|---|---|
| Base purchase price(1) | **$ 153M**<br>*Payable in cash at closing;*<br>***~6.0x AWM TTM EBITDA(3)*** |
| Deferred installments(4) | **$10M**<br>*Two equal installments on 1st & 2nd anniversaries of closing* |
| Performance-based earnout(4) | **Up to $40M**<br>*Three installments based on achievement against 2026-2028 EBITDA targets* |
| Total Consideration | **Up to $203M**<br>*Purchase multiple declines as earn-out is achieved.* |

(1) The transaction is expected to close in the third quarter of 2026, subject to receiving any required regulatory approvals and the satisfaction of other customary closing conditions.
(2) Trailing twelve-months as of May 31, 2026
(3) Includes the base purchase price of $153 million and includes the benefit of expected tax savings that will be created by stepping up the tax basis of AWM's assets and other related deductions. Trailing twelve-months as of May 31, 2026
(4) Deferred installments and Performance-based earnout payable in cash or ARRAY common stock at ARRAY's sole option

2026 EARNINGS PRESENTATION

ARRAY 7

8 2Q 26 E A R N IN G S PR ES EN TA TI O N INNOVATION & PORTFOLIO EXPANSION Neil Manning President & Chief Operating Officer

# PROVEN NEW PRODUCT DEVELOPMENT

Innovation directly leads to record $2.5B orderbook and 2026 is our largest launch year ever


ORDERBOOK CONTRIBUTION FROM NEW PRODUCTS(1)
~50%
15%
2Q24
4Q24
2Q25
4Q25
2Q26

| | |
|---|---|
| **2023 – 2025** | **OmniTrack® · SkyLink · Hail XP™ · APA Solar · SmarTrack®** — terrain-following, wireless architecture & control, hail-stow, fixed-tilt and engineered foundation innovations that anchor orderbook |
| **1H'26** | **DuraTrack D2S™** — purpose-built international tracker, launched at Intersolar with strong early reception<br>**OmniTrack 2.0** — next-generation terrain-following, expanding buildable land to maximize customer value |
| **2H'26** | **DuraTrack® 60° Variant** — hail resilience at lower capex<br>**ARRAY Atlas™ I** — integrated foundation-to-tracker solution with an improved, adjustable architecture; optimal for standard soils<br>**ARRAY Atlas™ II** — integrated foundation-to-tracker solution, improves A-Frame alternative foundation, optimal for difficult soils |

**>100%**
Software Revenue Growth YTD 2Q26 YoY

**100+**
Customers & industry contacts engaged YTD via ARRAY Days & forums

***Five major launches in 2026** — each developed through voice-of-customer, each expanding addressable market or share of wallet*

(1) OmniTrack SkyLink, Hail XP, and APA share of orderbook

2026 EARNINGS PRESENTATION

ARRAY 9

# ADVANCING THE CORE TRACKER PLATFORM

2026 EARNINGS PRESENTATION



## OmniTrack® 2.0

**Next-generation terrain-following tracker**

- **Up to 2° of adaptability** – industry leading capability to bring project design and efficiency to customers
- **Follows undulating terrain** – cuts site grading, civil work requirements, and system steel requirements, driving up to $2.5M savings per 100MW (1)
- **Time efficiencies** – significantly reduces permitting scope and timelines, with less grading
- **Increases optionality** – expands buildable land on constrained sites, improving project returns



## DuraTrack® 60° Variant

**Extreme-weather resilient lower capital cost alternative – built with input from customers and insurers**

- **Leading hail resiliency** — 60° stow paired with SmarTrack® Hail Alert Response, with a >99% reliable stow execution rate(2)
- **Lower capex** — reduces tracker and foundation costs compared to higher-angle trackers
- **Increased reliability** — wired AC motor and wired communications outperform battery-powered, wireless systems when severe weather approaches with no scheduled maintenance required
- **Fewer energy losses** — DNV-validated Wind XP™ passive stow protects only the rows that need it, with up to 4% energy yield benefit

(1) ARRAY estimates based on historical project execution
(2) Observed Hail Alert Response Monthly performance summary, 2024- 1H 2026

ARRAY
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# ARRAY ATLAS™ ENGINEERED FROM THE GROUND UP

**A foundation-to-tracker suite engineered with APA – optimizing steel interfaces, with natural wire management interoperability**



## Atlas™ I

**Standard Soil Conditions**

- Connects driven Sigma foundations through an adjustable rolled-steel C-channel – **corrects driving variation in the field**
- **Entry into >$1B traditional foundation TAM[1)]** – displaces commodity driven steel beam, increasing available ASP by $0.03-$0.04 / watt with 45x eligibility
- **Installation efficiency** - Shortened driven foundation reduces deformation risk



## Atlas™ II

**Challenging Soil Conditions**

- Pairs engineered foundations – **helical piles, ground screws** – with a purpose built dual-leg tracker bearing interface
- 70% fewer components than traditional A-Frame®, with **fewer connection points allowing faster installs**; also with 45x eligibility
- Improved **vertical and East/West adjustability** for varied topography

**The first integrated ARRAY × APA platform**

An engineered bearing housing with an integrated tracker interface above grade, across virtually any soil condition

(1) Source: Wood Mackenzie Global Solar Tracker Landscape H1 2026 Report and company estimates

2026 EARNINGS PRESENTATION

ARRAY

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12 H. Keith Jennings Chief Financial Officer FINANCIAL UPDATE 2Q 26 E A R N IN G S PR ES EN TA TI O N

13 $99.6 $63.0 $97.1 $105.3 $68.7 $100.8 29.1% 28.2% 26.8% 30.8% 30.7% 27.8% 2Q26 1Q26 2Q25 Gross Profit (GAAP) Adj. Gross Profit Gross Margin (GAAP) Adj. Gross Margin 2Q 26 E A R N IN G S PR ES EN TA TI O N2Q 2026 FINANCIAL HIGHLIGHTS Momentum continued in the second quarter with significant profit improvement quarter over quarter $342.1 $223.4 $362.2 2Q26 1Q26 2Q25 Revenue $0.05 $(0.09) $0.19 $0.24 $0.06 $0.25 2Q26 1Q26 2Q25 Diluted EPS Adj. EPS $8.4 $(13.5) $28.5 $63.3 $28.8 $63.6 18.5% 12.9% 17.5% 2Q26 1Q26 2Q25 Net Income (Loss) Adj. EBITDA Adj. EBITDA Margin 2Q26 vs 1Q26(2) REVENUE +53% ADJ. GP(1) +53% ADJ. EBITDA(1) +119% ADJ. EPS(1) +319% 2Q26 vs 2Q25(2) REVENUE (6%) ADJ. GP(1) 4% ADJ. EBITDA(1) 0% ADJ. EPS(1) (6%) ($ m ill io ns ) ($ m ill io ns ) ($ m ill io ns ) (1) (1) (1) (1)(1) (1) See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure (2) Growth is computed on unrounded figures

14 2Q 2026 FINANCIAL RESULTS Sequential outperformance from 1Q26 across revenue, adjusted EBITDA(1) and adjusted EPS(1) Financial Highlights 2Q26 Adjusted Gross Margin(1) of 30.8%, +300bps vs 2Q25, primarily due to stronger domestic volumes, cost out initiatives, and increased 45X capture 2Q26 Adjusted EBITDA(1) of $63M, sequentially up 119% vs 1Q26, primarily due to outperformance in domestic tracker business and gross margin improvements (1) See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure ($ in millions, except EPS Data) 2Q26 1Q26 2Q25 Revenue $342.1 $223.4 $362.2 Gross margin 29.1% 28.2% 26.8% Net income (loss) to Common Stockholders $8.4 ($13.5) $28.5 Diluted net income (loss) per share $0.05 ($0.09) $0.19 Net cash provided by (used in) operating activities $121.3 ($29.4) $43.8 Adjusted gross margin(1) 30.8% 30.7% 27.8% Adjusted EBITDA(1) $63.3 $28.8 $63.6 Adjusted EBITDA margin(1) 18.5% 12.9% 17.5% Adjusted net income(1) $37.0 $8.8 $38.8 Adjusted net income per common share(1) $0.24 $0.06 $0.25 Free Cash Flow(1) $113.6 ($36.9) $37.2 2Q 26 E A R N IN G S PR ES EN TA TI O N

15 2Q 26 E A R N IN G S PR ES EN TA TI O NLEVERAGE & LIQUIDITY Total available liquidity of greater than �640M with Net Debt leverage of 2.1X LIQUIDITY ($ millions) As of June 30, 2026 Cash & Cash Equivalents $307.3 RCF $370.0 Less LC hold(3) ($37.1) Available Liquidity $640.2 (1) Trailing Twelve Months (TTM) Adj EBITDA of $176M as of June 30, 2026 (2) Represents outstanding principals of respective instruments (3) LC hold does not represent a balance sheet commitment and; therefore, is not considered part of net debt; however, LC hold in excess of $50 million will be reflected in covenant test. (4) Net Debt defined as Total Debt less Cash & Cash Equivalents LEVERAGE Corporate Ratings: B1 (stable) / B+ (stable) ($ millions) As of June 30, 2026 Amount xEBITDA(1) Cash & Cash Equivalents $307.3 Revolving Credit Facility (RCF) ($370)(2) $0.0 Total Secured Debt $0.0 NA Net First Lien Leverage ($307.3) Convertible Notes due 2028(2) $325.0 Convertible Notes due 2031(2) $345.0 Total Debt $670.0 3.8X Net Debt(4) $362.7 2.1X

# UPDATING 2026 FULL YEAR GUIDANCE

| FULL YEAR ENDING DECEMBER 31, 2026 | PREVIOUS | UPDATED |
| --- | --- | --- |
| **Revenue** | $1.4B - $1.5B | $1.4B - $1.5B |
| **Adjusted EBITDA[(1)]** | $200M - $230M | $210M - $230M |
| **Adjusted Net Income Per Common Share[(1)]** | $0.65 - $0.75 | $0.68 - $0.75 |

| 3Q26 ENDING SEPTEMBER 30, 2026 | |
| --- | --- |
| **Revenue** | $310M - $330M |

*Full-Year 2026 Assumptions:*

- *FY Adjusted Gross Margin[(1)]: 27% - 28% (Prior: 26% - 27%)*
- *FY Adjusted G&A[(1)]: Approx. 12% of revenue*
- *Free Cash Flow[(1)] conversion as % of Adjusted EBITDA: Expect some timing shift into Q1'27 with Q4'26 peak (Prior: similar to 2025)*

**Excludes the potential impact of the acquisition of AWM, subject to receiving any required regulatory approvals and the satisfaction of other customary closing conditions.**

(1) A reconciliation of projected adjusted gross profit, adjusted gross margin, adjusted EBITDA, adjusted net income per common share, adjusted G&A, and free cash flow, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, revaluation of the fair-value of our contingent consideration, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from adjusted EBITDA and adjusted net income per share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, "non-GAAP adjustments"). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. As such, for our 2026 guidance, we have not included estimates for these items and are unable to address the probable significance of the unavailable information, which could be material to future results.

2026 EARNINGS PRESENTATION

ARRAY
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# DISCIPLINED EXECUTION SUPPORTING SUSTAINABLE VALUE CREATION

2026 EARNINGS PRESENTATION

## Capitalizing on attractive long-term solar growth

- Utility-scale solar remains the lowest-cost of new electricity generation globally[1]
- Positioned to benefit from durable demand drivers, including electrification, AI datacenter growth, and energy transition

## Driving customer value through differentiated technology

- Proven, high-quality tracking solutions designed for reliability, performance, and lifecycle value
- Integrated platform across hardware, software, and foundations expands total addressable market
- New products represent more than half of orderbook, reflecting strong customer adoption

## Expanding global platform and strong commercial momentum

- Strong orderbook momentum in 2026 supports share gains and long-term growth
- Scaled global footprint with expanding presence across key international markets, including Turkey, Peru, and Colombia
- Standardized product platform enables repeatable execution and share gains, while growing backlog supports long-term revenue visibility

## Executing for long-term value creation

- Disciplined cost structure and margin expansion initiatives underway, including APA procurement and 45X synergies
- Strong cash flow generation driven by working capital efficiency
- Balanced capital allocation supporting growth, deleveraging, and long-term returns

(1) Lazard Levelized Cost of Energy report 2026

ARRAY
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18 APPENDIX 2Q 26 E A R N IN G S PR ES EN TA TI O N

# CONDENSED CONSOLIDATED BALANCE SHEETS

| Array Technologies, Inc. *(in thousands, except per share and share amounts) (Unaudited)* | As of June 30, 2026 | As of December 31, 2025 |
|---|---|---|
| **Assets** | | |
| Current Assets | | |
| Cash and cash equivalents | $ 307,302 | $ 244,388 |
| Restricted cash | - | 1,596 |
| Accounts receivable, net | 323,439 | 271,578 |
| Inventories, net | 156,469 | 150,374 |
| Prepaid expenses and other | 104,576 | 201,108 |
| Total current assets | 891,786 | 869,044 |
| | | |
| Property, plant and equipment, net | 68,180 | 58,225 |
| Lease assets | 92,380 | 97,088 |
| Goodwill | 135,173 | 135,173 |
| Other intangible assets, net | 212,472 | 238,579 |
| Deferred income tax assets | 24,843 | 23,965 |
| Other assets | 109,202 | 29,718 |
| Total assets | $ 1,534,036 | $ 1,451,792 |
| | | |
| **Liabilities, Redeemable Perpetual Preferred Stock and Stockholders' Equity** | | |
| Current Liabilities | | |
| Accounts payable | $ 161,092 | $ 143,994 |
| Accrued expenses | 101,501 | 54,289 |
| Income tax payable | 3,839 | 4,687 |
| Current portion of deferred revenue | 105,103 | 128,433 |
| Current portion of contingent consideration | 10,975 | 14,551 |
| Current portion of warranty liability | 12,390 | 10,844 |
| Current portion of lease liabilities | 7,411 | 7,662 |
| Current portion of debt | - | 10,315 |
| Other current liabilities | 3,451 | 2,237 |
| Total current liabilities | 405,762 | 377,012 |
| | | |
| Deferred income tax liabilities | 20,374 | 22,133 |
| Deferred revenue, net of current portion | 45,385 | 16,794 |
| Contingent consideration, net of current portion | 13,596 | 12,739 |
| Warranty liability, net of current portion | 5,863 | 5,466 |
| Lease liabilities, net of current portion | 87,726 | 89,552 |
| Long-term debt, net of current portion | 657,749 | 658,664 |
| Other long-term liabilities | 1,488 | 9,044 |
| Total liabilities | 1,237,943 | 1,191,404 |
| | | |
| Commitments and contingencies | | |
| | | |
| Series A Redeemable Perpetual Preferred Stock: $0.001 par value; 500,000 authorized; 400,000[1] and 490,829 shares issued as of June 30, 2026 and December 31, 2025, respectively; liquidation preference of $506.4 million and $493.1 million at each date, respectively | 498,173 | 466,728 |
| | | |
| Stockholders' equity | | |
| Preferred stock of $0.001 par value - 4,500,000 shares authorized; none issued at respective dates | - | - |
| Common stock of $0.001 par value - 1,000,000,000 shares authorized; 153,972,487 and 152,779,614 shares issued at respective dates | 155 | 152 |
| Additional paid-in capital | 203,156 | 226,848 |
| Accumulated deficit | (396,516) | (422,859) |
| Accumulated other comprehensive loss | (8,875) | (10,481) |
| Total stockholders' equity | (202,080) | (206,340) |
| Total liabilities, redeemable perpetual preferred stock and stockholders' equity | $ 1,534,036 | $ 1,451,792 |

(1) Adjusted to reflect the increase in Liquidation Preference rather than the number of shares.

2026 EARNINGS PRESENTATION

ARRAY
19

# CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

| Array Technologies, Inc. | Three Months Ended June 30, | | Six Months Ended June 30, | |
|---|---|---|---|---|
| *(in thousands, except per share amounts) (Unaudited)* | 2026 | 2025 | 2026 | 2025 |
| Revenue | $ 342,065 | $ 362,243 | $ 565,477 | $ 664,606 |
| Cost of revenue | | | | |
| Cost of product and service revenue | 236,846 | 261,479 | 391,640 | 483,775 |
| Amortization of developed technology and backlog | 5,615 | 3,640 | 11,229 | 7,279 |
| Total cost of revenue | 242,461 | 265,119 | 402,869 | 491,054 |
| Gross profit | 99,604 | 97,124 | 162,608 | 173,552 |
| Operating expenses | | | | |
| General and administrative | 54,325 | 44,954 | 104,729 | 88,899 |
| Change in fair value of contingent consideration | 2,441 | 150 | (145) | - |
| Depreciation and amortization | 8,073 | 5,644 | 16,150 | 10,993 |
| Total operating expenses | 64,839 | 50,748 | 120,734 | 99,892 |
| Income from operations | 34,765 | 46,376 | 41,874 | 73,660 |
| Interest income | 2,402 | 3,800 | 4,789 | 7,119 |
| Interest expense | (5,786) | (8,768) | (11,349) | (16,803) |
| Foreign currency gain, net | 529 | 1,343 | 690 | 2,032 |
| Gain on extinguishment of debts, net | - | 14,207 | - | 14,207 |
| Other expense, net | (187) | (79) | (156) | (56) |
| Total other (expense) income, net | (3,042) | 10,503 | (6,026) | 6,499 |
| Income before income tax expense | 31,723 | 56,879 | 35,848 | 80,159 |
| Income tax expense | 7,377 | 13,617 | 9,505 | 20,151 |
| Net income | 24,346 | 43,262 | 26,343 | 60,008 |
| Preferred dividends and accretion | 15,908 | 14,788 | 31,445 | 29,231 |
| Net income (loss) to common stockholders | $ 8,438 | $ 28,474 | $ (5,102) | $ 30,777 |
| Income (loss) per common share | | | | |
| Basic | $ 0.05 | $ 0.19 | $ (0.03) | $ 0.20 |
| Diluted | $ 0.05 | $ 0.19 | $ (0.03) | $ 0.20 |
| Weighted average number of common shares outstanding | | | | |
| Basic | 153,866 | 152,584 | 153,414 | 152,331 |
| Diluted | 155,685 | 153,068 | 153,414 | 152,958 |

2026 EARNINGS PRESENTATION

ARRAY
20

# CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

| **Array Technologies, Inc.** *(in thousands) (Unaudited)* | Six Months Ended June 30, 2026 | Six Months Ended June 30, 2025 |
|---|---|---|
| **Operating activities** | | |
| Net income | $ 26,343 | $ 60,008 |
| Adjustments to reconcile net income to cash produced by operating activities: | | |
| Provision for bad debts | 3 | 1,910 |
| Deferred tax benefit | (2,637) | (246) |
| Depreciation and amortization | 19,851 | 12,188 |
| Amortization of developed technology and backlog | 11,229 | 7,279 |
| Amortization of debt discount and issuance costs | 1,768 | 3,457 |
| Gain on extinguishment of debts, net | - | (14,207) |
| Equity-based compensation | 8,520 | 6,696 |
| Change in fair value of contingent consideration | (145) | - |
| Warranty provision | 7,013 | 5,336 |
| Inventory reserve | 1,197 | 2,682 |
| Other non-cash | 690 | 10 |
| Changes in operating assets and liabilities | 18,026 | (54,331) |
| Net cash provided by operating activities | 91,858 | 30,782 |
| **Investing activities** | | |
| Purchase of property, plant and equipment | (15,144) | (8,983) |
| Net cash used in investing activities | (15,144) | (8,983) |
| **Financing activities** | | |
| Proceeds from issuance of other debt | 38,254 | 57,064 |
| Proceeds from issuance of convertible notes | - | 345,000 |
| Premium paid on capped call | - | (35,087) |
| Fees paid on issuance of convertible notes | - | (10,434) |
| Repayments of other debt | (51,003) | (54,754) |
| Repayments of term loan facility | - | (233,875) |
| Repayments of convertible notes | - | (78,363) |
| Contingent consideration payments | (2,574) | (1,204) |
| Other financing | (1,806) | (1,123) |
| Net cash used in financing activities | (17,129) | (12,776) |
| Effect of exchange rate changes on cash and cash equivalent balances | 1,733 | 5,606 |
| Net change in cash and cash equivalents and restricted cash | 61,318 | 14,629 |
| Cash and cash equivalents, and restricted cash beginning of period | 245,984 | 364,141 |
| Cash and cash equivalents and restricted cash, end of period | $ 307,302 | $ 378,770 |

2Q26 EARNINGS PRESENTATION
ARRAY
21

22 2Q 26 E A R N IN G S PR ES EN TA TI O NADJUSTED GROSS PROFIT RECONCILIATION Array Technologies, Inc. Three Months Ended (in thousands, except percentages) (Unaudited) June 30, 2026 March 31, 2026 June 30, 2025 Revenue $ 342,065 $ 223,412 $ 362,243 Cost of revenue 242,461 160,408 265,119 Gross profit 99,604 63,004 97,124 Gross margin 29.1% 28.2% 26.8% Amortization of developed technology and backlog 5,615 5,614 3,640 Acquisition-related expenses(a) 40 40 - Adjusted gross profit 105,259 68,658 100,764 Adjusted gross margin 30.8% 30.7% 27.8% a) Represents acquisition-related fair value adjustments to Property, plant, and equipment.

# ADJUSTED G&A RECONCILIATION

| Array Technologies, Inc. | Three Months Ended | | |
|---|---|---|---|
| *(in thousands) (Unaudited)* | **June 30, 2026** | **March 31, 2026** | **June 30, 2025** |
| General and administrative expense | $ 54,325 | $ 50,404 | $ 44,954 |
| Equity-based compensation | (4,579) | (3,941) | (3,898) |
| Certain legal expenses[(a)] | - | - | (149) |
| Acquisition-related expenses[(b)] | (5,761) | (4,997) | (3,087) |
| Adjusted general and administrative expense | $ 43,985 | $ 41,466 | $ 37,820 |

a) *Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. On March 24, 2026, the Second Circuit affirmed the dismissal of such action with prejudice, (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.*

b) *Represents acquisition-related expenses.*

2026 EARNINGS PRESENTATION

ARRAY
23

# ADJUSTED EBITDA RECONCILIATION

| **Array Technologies, Inc.** | Three Months Ended | | | | |
|---|---|---|---|---|---|
| *(in thousands) (Unaudited)* | June 30, 2026 | March 31, 2026 | December 31, 2025 | September 30, 2025 | June 30, 2025 |
| Net income (loss) | $ 24,346 | $ 1,997 | $ (145,746) | $ 33,503 | $ 43,262 |
| Preferred dividends and accretion | 15,908 | 15,537 | 15,422 | 15,144 | 14,788 |
| Net income (loss) to common stockholders | $ 8,438 | $ (13,540) | $ (161,168) | $ 18,359 | $ 28,474 |
| Other income, net | (2,215) | (2,418) | (752) | (3,045) | (3,721) |
| Gain on extinguishment of debts, net | - | - | - | - | (14,207) |
| Foreign currency (gain) loss, net | (529) | (161) | (16) | 6 | (1,343) |
| Preferred dividends and accretion | 15,908 | 15,537 | 15,422 | 15,144 | 14,788 |
| Interest expense | 5,786 | 5,563 | 5,482 | 5,046 | 8,768 |
| Income tax expense (benefit) | 7,377 | 2,128 | (7,074) | 9,941 | 13,617 |
| Depreciation expense | 2,728 | 2,364 | 2,336 | 1,537 | 1,178 |
| Amortization of intangibles | 7,371 | 7,388 | 7,508 | 6,199 | 5,078 |
| Amortization of developed technology and backlog | 5,615 | 5,614 | 5,807 | 4,434 | 3,640 |
| Equity-based compensation | 4,579 | 3,941 | 4,228 | 4,647 | 3,898 |
| Change in fair value of contingent consideration | 2,441 | (2,586) | (837) | 1,014 | 150 |
| Goodwill impairment | - | - | 102,560 | - | - |
| Certain legal expenses[a] | - | - | - | - | 149 |
| Acquisition-related expenses[b] | 5,761 | 4,997 | 5,960 | 8,912 | 3,087 |
| Inventory valuation charge[c] | - | - | 29,516 | - | - |
| Other costs[d] | - | - | 2,267 | - | - |
| Adjusted EBITDA | $ 63,260 | $ 28,827 | $ 11,239 | $ 72,194 | $ 63,556 |
| *Adjusted EBITDA margin* | *18.5%* | *12.9%* | *5.0%* | *18.3%* | *17.5%* |

*a) Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. On March 24, 2026, the Second Circuit affirmed the dismissal of such action with prejudice, (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.*

*b) Represents acquisition-related expenses.*

*c) Represents inventory valuation charge related to phase-out of STI H250™ inventory that is not SmarTrack® compatible.*

*d) Represents $1.2 million organization restructuring and $1.1 million resolution of STI legacy VAT matter.*

2026 EARNINGS PRESENTATION

ARRAY

24

# ADJUSTED NET INCOME RECONCILIATION

| Array Technologies, Inc. | Three Months Ended | | |
|---|---|---|---|
| (in thousands, except per share amounts) (Unaudited) | June 30, 2026 | March 31, 2026 | June 30, 2025 |
| Net income | $ 24,346 | $ 1,997 | $ 43,262 |
| Preferred dividends and accretion | 15,908 | 15,537 | 14,788 |
| Net income (loss) to common stockholders | $ 8,438 | $ (13,540) | $ 28,474 |
| Amortization of intangibles | 7,371 | 7,388 | 5,078 |
| Amortization of developed technology and backlog | 5,615 | 5,614 | 3,640 |
| Amortization of debt discount and issuance costs | 892 | 876 | 2,064 |
| Gain on extinguishment of debts, net | - | - | (14,207) |
| Series A Preferred Stock accretion | 8,032 | 7,868 | 7,393 |
| Equity-based compensation | 4,579 | 3,941 | 3,898 |
| Change in fair value of contingent consideration | 2,441 | (2,586) | 150 |
| Certain legal expenses [(a)] | - | - | 149 |
| Acquisition-related expenses[(b)] | 5,825 | 5,061 | 3,087 |
| Income tax expense of adjustments [(c)] | (6,145) | (5,790) | (975) |
| Adjusted net income | $ 37,048 | $ 8,832 | $ 38,751 |
| | | | |
| Income (loss) per common share | | | |
| Basic | $ 0.05 | $ (0.09) | $ 0.19 |
| Diluted | $ 0.05 | $ (0.09) | $ 0.19 |
| Weighted average number of common shares outstanding | | | |
| Basic | 153,866 | 152,956 | 152,584 |
| Diluted | 155,685 | 152,956 | 153,068 |
| | | | |
| Adjusted net income per common share | | | |
| Basic | $ 0.24 | $ 0.06 | $ 0.25 |
| Diluted | $ 0.24 | $ 0.06 | $ 0.25 |
| Weighted average number of common shares outstanding | | | |
| Basic | 153,866 | 152,956 | 152,584 |
| Diluted | 155,685 | 155,485 | 153,068 |

a) *Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. On March 24, 2026, the Second Circuit affirmed the dismissal of such action with prejudice, (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.*

b) *Represents acquisition-related expenses and fair value adjustments to Property, plant, and equipment.*

c) *Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.*

2026 EARNINGS PRESENTATION

ARRAY

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26 2Q 26 E A R N IN G S PR ES EN TA TI O NFREE CASH FLOW RECONCILIATION Array Technologies, Inc. Three Months Ended (in thousands) (Unaudited) June 30, 2026 March 31, 2026 June 30, 2025 Net cash provided by (used in) operating activities $ 121,279 $ (29,421) $ 43,841 Purchase of property, plant and equipment (7,633) (7,511) (6,631) Free cash flow $ 113,646 $ (36,932) $ 37,210

27 2Q 26 E A R N IN G S PR ES EN TA TI O N THANK YOU investors@arraytechinc.com